                             AMENDMENT NO. 5 TO THE
                            OMNIBUS COMPENSATION PLAN

         Pursuant to Section 14.1 of the El Paso Energy Corporation Omnibus Compensation Plan, dated as of January 1, 1992, as amended (the "Plan"), the Plan is hereby amended as follows, effective August 1, 2001:

A new Section 13.8 is added to the Plan after Section 13.7, such new Section
13.8 to read in its entirety as follows:

         "13.8 The Plan Administrator may in its discretion provide financing to a Participant in a principal amount sufficient to pay the purchase price of any award under the Plan and/or to pay the amount of taxes required by law to be withheld with respect to any award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation U promulgated by the Federal Reserve Board. The grant of an award shall in no way obligate the Company or the Plan Administrator to provide any financing whatsoever in connection therewith."

         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 1st day of August, 2001.


                                          EL PASO CORPORATION


                                          By: /s/ JOEL RICHARDS III
                                             -----------------------------------
                                              Joel Richards III
                                              Executive Vice President
                                              Human Resources and Administration

Attest:

/s/ DAVID L. SIDDALL
-------------------------------------
        Corporate Secretary